UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Supplement to Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Tribune Publishing Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIBUNE PUBLISHING COMPANY

435 N. Michigan Avenue

Chicago, Illinois 60611

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 2, 2016

9:30 A.M. LOCAL TIME

LOS ANGELES, CALIFORNIA

Explanatory Note

On May 2, 2016, Gannett Co., Inc. (“Gannett”) announced that it intended to solicit Tribune Publishing stockholders to seek “withhold” votes in connection with the Company’s 2016 Annual Meeting (the “Withhold Campaign”). On May 16, 2016, Gannett filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Withhold Campaign.  We are not responsible for the accuracy of any information provided by or relating to Gannett contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Gannett or any other statements that Gannett may otherwise make. Gannett chooses which of our stockholders will receive Gannett’s solicitation materials. Gannett’s definitive proxy statement is available through the SEC’s website at www.sec.gov.

The following information supplements and amends the Proxy Statement, dated April 19, 2016 (the “Proxy Statement”), of Tribune Publishing Company (“Tribune Publishing” or the “Company”) furnished to stockholders in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) and at any adjournment or postponement of the 2016 Annual Meeting, which is scheduled to be held at 9:30 a.m., local time, on June 2, 2016, at the offices of Sidley Austin LLP, located at 555 West Fifth Street, Los Angeles, California 90013. This supplement to the Proxy Statement (this “Supplement”), which should be read in conjunction with the Proxy Statement, is first being furnished to stockholders of Tribune Publishing on or about May 26, 2016.

THE BOARD URGES STOCKHOLDERS TO VOTE “FOR” THE ELECTION OF THE BOARD’S NOMINEES NAMED IN TRIBUNE PUBLISHING’S PROXY STATEMENT.

YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE WHITE PROXY CARD ENCLOSED IN THE PROXY STATEMENT MAILED TO YOU ON OR ABOUT APRIL 19, 2016 AND RETURNING IT IN THE POSTAGE-PAID RETURN ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE FOR VOTING INSTRUCTIONS.

IF YOU PREVIOUSLY VOTED ON GANNETT’S GOLD PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOUR LATER DATED WHITE PROXY CARD, OR YOUR VOTE AT A LATER DATE BY INTERNET OR TELEPHONE, WILL REVOKE ANY PRIOR PROXY. ATTENDING THE 2016 ANNUAL MEETING WILL NOT REVOKE YOUR PROXY UNLESS YOU SPECIFICALLY REQUEST IT TO BE REVOKED. IT IS YOUR LATEST DATED PROXY THAT COUNTS. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE TO REVOKE A PREVIOUSLY AUTHORIZED PROXY.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE 2016 ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions. Given the contested nature of the 2016 Annual Meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the 2016 Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the 2016 Annual Meeting.

Note Regarding Proxy Materials

If you have any questions or need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.

Mail: 48 Wall Street, 22nd Floor, New York, NY 10005

Stockholders Call Toll Free: (877) 283-0319

Banks and Brokers Call Collect: (212) 269-5550

Email: tpx@dfking.com

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable regulations of the SEC, members of the Board and certain officers and employees of Tribune Publishing may be deemed to be “participants” with respect to Tribune Publishing’s solicitation of proxies in connection with the 2016 Annual Meeting. Certain information concerning participants is set forth in the Proxy Statement, this Supplement and in Annex A hereto.

Method and Cost of Proxy Solicitation

As a result of the proxy solicitation initiated by Gannett, Tribune Publishing may incur additional costs in connection with its solicitation of proxies. Tribune Publishing has retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for a fee of up to $100,000, inclusive of out-of-pocket expenses. D.F. King will employ approximately 12 people to solicit proxies from Tribune Publishing’s stockholders. Tribune Publishing has agreed to indemnify D.F. King against certain liabilities arising out of or in connection with D.F. King’s engagement.

Tribune Publishing will bear the cost of soliciting proxies. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents who are not affiliated with the Company but who solicit proxies. Expenses related to the solicitation of proxies from stockholders, excluding salaries and wages of our employees, are expected to aggregate up to approximately $212,500.00, excluding expenses Tribune Publishing would typically incur in connection with the election of directors in an uncontested election. These expenses are expected to include additional fees payable to our proxy solicitor; fees of outside counsel and other advisors to advise Tribune Publishing in connection with the solicitation; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $106,250 of these solicitation costs.

Forward-Looking Statements

Certain statements made in this Supplement and other written or oral statements made by or on behalf of Tribune Publishing may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Tribune Publishing’s expectations regarding any discussions with Gannett and its strategic plan. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in Tribune Publishing’s actual results from those described in these forward-looking statements may result from actions taken by Tribune Publishing as well as from risks and uncertainties beyond Tribune Publishing’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; Tribune Publishing’s ability to develop and grow its online businesses; Tribune Publishing’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; Tribune Publishing’s ability to adapt to technological changes; Tribune Publishing’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; Tribune Publishing’s success in implementing expense mitigation efforts; Tribune Publishing’s reliance on third-party vendors for various services; adverse results from litigation, governmental investigations or tax-related proceedings or audits; Tribune Publishing’s ability to attract and retain employees; Tribune Publishing’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; Tribune Publishing’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; Tribune Publishing’s ability to satisfy future capital and liquidity requirements; Tribune Publishing’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond Tribune Publishing’s control that may result in unexpected adverse operating results. Tribune Publishing’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q and in other reports filed with the Securities and Exchange Commission. Tribune Publishing undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ANNEX A TO 2016 PROXY STATEMENT SUPPLEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2016 Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names of the Company’s directors (eight of whom are also nominees for director). The principal occupations or employment of the Company’s directors are set forth under the heading “Proposal 1: Election of Directors” in the Proxy Statement. The business address of each of our directors is c/o Tribune Publishing Company, 435 N. Michigan Avenue, Chicago, Illinois 60611.

Name
Carol Crenshaw*
Justin C. Dearborn*
David E. Dibble*
Michael W. Ferro, Jr.*
Philip G. Franklin*
Eddy W. Hartenstein*
Renetta McCann
Richard A. Reck*
Donald Tang*
Ellen Taus

* Nominated for election

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of the corporation in which such employment is carried on is c/o Tribune Publishing Company, 435 N. Michigan Avenue, Chicago, Illinois 60611.

Name	Principal Occupation
Justin C. Dearborn	Chief Executive Officer
Terry Jimenez	Executive Vice President and Chief Financial Officer
Julie K. Xanders	Executive Vice President, General Counsel and Secretary
Kimbre Neidhart	Assistant Treasurer and Investor Relations
Dana Meyer	Director, Communications

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of April 15, 2016 is set forth under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management” in the Proxy Statement. The number of Company securities beneficially owned by the Company’s other officers and employees who are “participants” as of April 15, 2016 are set forth below.

Name	Company Securities Owned
Julie K. Xanders	6,982
Kimbre Neidhart	127
Dana Meyer	172

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees.” Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (4/15/2014 through 4/15/2016)

Name	Date	Number of shares of Common Stock, Stock Units, Stock Options and Restricted Stock Units Acquired or (Disposed of)	Transaction Description
Carol Crenshaw	04/01/2016	2,212	(1)
David E. Dibble	08/29/2014 05/26/2015 05/27/2015	4,167 4,167 6,789	(2) (3) (2)
Michael W. Ferro, Jr.	02/03/2016 04/01/2016	5,220,000 2,212	(4) (1)
Philip G. Franklin	08/29/2014 05/26/2015 05/27/2015	4,167 4,167 6,789	(2) (3) (2)
Eddy W. Hartenstein	08/04/2014 08/04/2014 08/04/2014 08/29/2014 11/11/2014 03/01/2015 05/26/2015 05/27/2015 03/01/2016	293 27,645 52,333 6,771 12,500 9,215 6,771 11,881 9,215	(5) (2) (6) (2) (7) (3) (3) (2) (3)
Renetta McCann	08/29/2014 05/26/2015 05/27/2015	4,167 4,167 6,789	(2) (3) (2)
Richard A. Reck	04/01/2016	1,659	(1)
Ellen Taus	08/29/2014 05/26/2015 05/27/2015	4,167 4,167 6,789	(2) (3) (2)
Julie K. Xanders	08/04/2014 08/04/2014 08/04/2014 08/29/2014 08/29/2014 03/01/2015 03/01/2015 03/01/2015 03/01/2015 03/09/2015 03/09/2015 03/01/2016 03/01/2016 03/01/2016	6,301 5,222 66 10,000 7,000 1,740 (646) 2,500 (927) 9,350 7,000 2,500 (950) 2,337	(6) (2) (5) (2) (6) (3) (8) (3) (8) (2) (6) (3) (8) (3)

	03/01/2016	(853)	(8)
	03/01/2016	1,740	(3)
	03/01/2016	(525)	(8)
Kimbre Neidhart	03/09/2015	700	(2)
	03/01/2016	175	(3)
	03/01/2016	(48)	(8)
Dana Meyer	03/01/2015	250	(2)
	03/01/2016	250	(3)
	03/01/2016	(78)	(8)

(1)	Stock units granted in lieu of quarterly cash director fee.

(2)	Grant of restricted stock units by the Company.

(3)	Vesting of restricted stock units granted by the Company.

(4)

The shares reported are held for the account of Merrick Media, LLC (“Merrick Media”). On February 3, 2016, Merrick Media and Michael W. Ferro, Jr. entered into a Securities Purchase Agreement, pursuant to which Merrick Media purchased 5,220,000 unregistered shares of common stock of the Company in a private placement transaction for an aggregate of $44,370,000 in cash (the “Ferro Transaction”). Mr. Ferro, the non-executive Chairman of the Board, is the manager of Merrick Venture Management, LLC, which is the sole manager of Merrick Media. Mr. Ferro was elected to fill a newly-created vacancy on the Board in connection with the Ferro Transaction. In connection with the Ferro Transaction, the Company also granted Merrick Media the right, subject to certain conditions, to designate a replacement individual for election as a director in the event that Mr. Ferro is unable to continue to serve as a director. As a result of its stock ownership and Board representation, Merrick Media may be able to influence corporate actions such as mergers or takeover attempts. In addition, in connection with the Ferro Transaction, Mr. Ferro and Merrick Media agreed (a) to vote their shares in favor of the Company’s director nominees and against the removal of any director, in each case as designated by the Nominating and Corporate Governance Committee and (b) not to conduct or support any proxy solicitation regarding director removal or election or any transaction that would effect of change of control of the Company.

(5)	Shares of common stock received in connection with the separation of the Company from Tribune Media Company, which was completed on August 4, 2014.

(6)	Grant of stock options to acquire shares of common stock by the Company.

(7)	Open market purchase of shares of common stock.

(8)	Shares of common stock withheld to cover U.S. tax withholding obligations.

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2015 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in the Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2015 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in the Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 Annual Meeting.

The information required by Item 402(t) of Regulation S-K regarding the compensation of named executive officers of the Company is set forth in the Proxy Statement.